Exhibit 10.24

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.


                                  HEMASURE INC.

             12% Convertible Subordinated Note Due December 31, 2001

                  U.S.$11,721,989.00                          New York, New York
                                                              January 23, 1997

                              --------------------

         HemaSure Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Novo Nordisk A/S (the "Holder") the principal sum of Eleven Million Seven Hundred Twenty-One Thousand Nine Hundred Eighty-Nine U.S. Dollars (U.S.$11,721,989.00) amount to be confirmed by HemaSure and, beginning on the date of this Note (the "Note"), to pay interest (computed on the basis of a 365-day year) on the unpaid balance of such principal amount from time to time outstanding at the annual rate of twelve percent (12%), payable on a quarterly basis in arrears beginning with the first payment on March 31, 1997.

1.       Subordination

         (a) The indebtedness evidenced by this Note, and the payment of the principal hereof, and any interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company. "Senior Indebtedness" means the principal of, and premium, if any, and interest on (a) any and all indebtedness and obligations of the Company (including indebtedness of others guaranteed by the Company) other than the Note, whether or not contingent, incurred or assumed, outstanding on the date of this Note, which by its terms or conditions requires that the indebtedness represented by this Note (or the type, kind or amount of indebtedness represented by this Note) be subordinated thereto and which (i) is for money borrowed; (ii) is evidenced by any bond, note, debenture or similar instrument; (iii) represents the unpaid balance on the purchase price of any property, business or asset of



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any kind; (iv) is an obligation of the Company as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (v) is a reimbursement obligation of the Company with respect to letters of credit;
(vi) are obligations of the Company with respect to interest swap obligations and foreign exchange agreements; (vii) are obligations of other secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Company are subject, whether or not the obligations secured thereby shall have been assumed by the Company or shall otherwise be the Company's legal liability; and (viii) any deferrals, amendments, renewals (including, but not limited to, the Company's currently expired revolving credit facility), extensions, modifications and refundings of any indebtedness or obligations of the types referred to above; and

         (b) No payment on account of principal of or interest on the Notes shall be made, and the Note shall be redeemed or purchased directly or indirectly by the Company (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (i) there shall exist a default in any payment with respect to any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist. Nothing in this paragraph (b) shall prohibit the conversion of this Note into equity securities of the Company in accordance with Section 2 hereof.

2.       Conversion

         (a) General. This Note shall be subject to conversion as set forth below:

                  (i) On January 1, 1998, and at any time thereafter prior to December 31, 2001, the Holder, at its election, may convert all or a portion (but in no event less than US$500,000) of the outstanding principal amount of this Note together with accrued and unpaid interest thereon (the "Outstanding Amount") into such number of fully-paid and non-assessable shares of common stock, par value $.01 per share, of the Company ("HemaSure Common Stock"), at the rate of one share of HemaSure Common Stock for each $10.50 of the Outstanding Amount surrendered for conversion, subject to adjustment as set forth herein (the "Conversion Price").

                  (ii) From January 5, 1998 to January 9, 1998 (the "HemaSure Conversion Period"), the Company, at its election, may cause the holder of this Note to convert all or a portion of the Outstanding Amount into number of fully-paid and non-assessable shares of HemaSure Common Stock at the rate of one share of HemaSure Common Stock for each $10.50 of the Outstanding Amount surrendered for conversion, subject to adjustment as set forth herein.



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                  (iii) The Company shall cause notice of conversion under
section 2(a)(ii) to be mailed to the registered holder of this Note, at such holders' address appearing in the Note register maintained by the Company, at least thirty (30) days prior to the date fixed for conversion during the HemaSure Conversion Period. On or before the date fixed for conversion, the holder shall surrender this Note at the place designated in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of HemaSure Common Stock, which shall be issuable on such conversion shall be issued.

         (b) Surrender of Note and Delivery of Certificates. When surrendered for conversion, this Note shall, unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his or its duly authorized attorney. As promptly as practicable after the surrender of this Note for conversion, the Company shall deliver to the holder, or on the holder's written order, a certificate or certificates for the number of full shares issuable upon the conversion of this Note, or portion hereof, in accordance with the provisions hereof and, if applicable, a check in lieu of any fractional shares.

         (c)      Adjustment of Conversion Price.

                  (i)      In case the Company shall:

                           (A) declare a dividend of HemaSure Common Stock on HemaSure Common Stock,

                           (B) subdivide outstanding HemaSure Common Stock into a larger number of shares of HemaSure Common Stock by reclassification, stock split or otherwise, or

                           (C) combine outstanding HemaSure Common Stock into a smaller number of shares of HemaSure Common Stock by reclassification or otherwise,

the number of shares of HemaSure Common Stock issuable upon conversion of this
Note immediately prior to any such event shall be adjusted proportionately so that thereafter the holder of this Note shall be entitled to receive upon conversion of this Note the number of shares of HemaSure Common Stock which such holder would have owned after the happening of any of the events described above had this Note been converted into HemaSure Common Stock immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to an amount that would cause the Company to issue any HemaSure Common Stock at less than the per share par value thereof. An adjustment made pursuant to this Section 2(c) shall become effective immediately after the


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record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (ii) If, prior to maturity of this Note, HemaSure shall at any time consolidate or merge with another corporation (other than a merger or consolidation in which HemaSure is the surviving corporation), the registered holder hereof will thereafter be entitled to receive, upon the conversion hereof, the securities or property to which a holder of the number of shares of HemaSure Common Stock then deliverable upon the conversion hereof would have been entitled upon such consolidation or merger, and HemaSure shall take such steps in connection with such consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of this Note.

         (d) Notice. In case the Company proposes to take any action referred to in Section 2(c) above, or to effect the liquidation, dissolution or winding up of the Company, it shall cause notice thereof to be mailed to the registered holder of this Note, at such holder's address appearing in the Note register or otherwise provided by such holder to the Company.

         (e) Fractional Share. No fractional shares shall be issuable upon conversion of this Note, but a payment in cash based on the fair market value of such fraction will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note for conversion.

         (f) Securities Act of 1933. Upon conversion of this Note, the registered holder may be required to execute and deliver to the issuer an instrument, in form satisfactory to the issuer, representing that the shares issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

         (g) Prepayment. The Outstanding Amount of this Note may be prepaid by the Company, at its election and without penalty or premium, at any time prior to December 31, 2001.

3.       Default.

         Subject to the subordination provisions of Section 1, the entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable upon written demand of the holder of this Note, without any other notice or demand of any kind or any presentment or protest, if any one of the following events shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:



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         (a) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

         (b) If any order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for the Company or for all or a substantial portion of its assets, or approving the winding-up or liquidation of the affairs of the Company on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order of judgment shall remain undischarged or unstated for a period of sixty (60) days.

4.       Business Shut Down/Waiver of Repayment.

         Reference is hereby made to the Asset Purchase Agreement, dated May 2, 1996, as amended on date hereof (the "Asset Purchase Agreement"), by and among the Company, HemaPharm, Inc. HemaSure A/S, and Novo Nordisk A/S.

         In case a Business Shut Down (as defined in the Asset Purchase Agreement) shall occur (which Business Shut Down shall occur in the sole discretion of HemaPharm Inc.), the holder of this Note hereby waives repayment of an amount of US$3,034,546.00 of the unpaid indebtedness hereunder as of the effective date of such Business Shut Down.

5.       Note Replacement.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this
Note in lieu of which such new Note is made and delivered.

6.       General.

         (a) Successors and Assigns. This Note, and the obligations and rights of the Company and the Holder shall be binding upon and inure to the benefit of the Company, the Holder of this Note, and their respective heirs, successors and assigns.


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         (b) Recourse. Recourse under this Note shall in no event be to the officers, directors or stockholders of the Company, and each holer of this Note waives and releases all such liability.

         (c) Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Holder.

         (d) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the holder hereof at their respective addresses set forth in the Restructuring Agreement, dated the date hereof, or to such other address as may be furnished in writing to the other party hereto.

         (e) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to its conflicts of law provisions.



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         IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by a duly authorized representative of the Company.


                                             HEMASURE INC.



                                              By:/s/ Steven H. Rouhandeh
                                                 ------------------------------
                                                 Name:   Steven H. Rouhandeh
                                                 Title:  President and
                                                         Chief Executive Officer


ATTEST:   Meredith Rawlings
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